Exhibit 99.1

Boundless Bio Reports Fourth Quarter

and Full Year 2025 Financial Results and Business Highlights

KOMODO-1 first-in-human clinical trial of BBI-940 open for enrollment

$108 million in cash provides runway into the second half of 2028, through expected clinical proof-of-concept readout for KOMODO-1

SAN DIEGO, March 09, 2026 – Boundless Bio (Nasdaq: BOLD), a clinical-stage oncology company interrogating extrachromosomal DNA (ecDNA) biology to deliver transformative therapies to patients with previously intractable oncogene amplified cancers, today announced financial results and business highlights for the fiscal quarter and full year ended December 31, 2025.

"With the KOMODO-1 trial of BBI-940 actively enrolling, we are excited to evaluate this potentially first-in-class oral Kinesin degrader in patients with breast cancer who are seeking new treatment options. BBI-940 is designed to disrupt ecDNA segregation and inheritance, a differentiated mechanism for targeting chromosomally unstable cancers. The Boundless team is focused on clinical execution and reaching an initial proof-of-concept readout within our existing cash runway," said Zachary Hornby, President and Chief Executive Officer of Boundless Bio.

Business Highlights and Upcoming Milestones

BBI-940 novel Kinesin degrader program

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In January 2026, the U.S. Food and Drug Administration accepted the Company’s Investigational New Drug application for BBI-940, a novel, selective, oral Kinesin degrader.
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KOMODO-1 (Kinesin Oral Molecular Degrader for Oncology-1), a first-in-human clinical trial of BBI-940 in patients with estrogen receptor positive and human epidermal growth factor receptor 2 negative (ER+/HER2-) breast cancer who have progressed following treatment with a cyclin-dependent kinase 4 and/or 6 (CDK4/6) inhibitor plus endocrine therapy, as well as patients with triple-negative breast cancer luminal androgen receptor subtype (TNBC-LAR), is open for enrollment.
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Boundless expects to deliver initial safety and efficacy clinical proof-of-concept data within its existing cash runway timeline.

POTENTIATE clinical trial of BBI-355 and BBI-825

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In January 2026, Boundless announced its intention to cease enrollment in the Phase 1/2 POTENTIATE trial evaluating the combination of BBI-355 and BBI-825 based on market considerations, available clinical data, and prioritization of its BBI-940 program.

Fourth Quarter and Full Year 2025 Financial Results

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Cash Position: Cash, cash equivalents, and short-term investments totaled $107.6 million as of December 31, 2025. The Company expects its cash to fund operations into the second half of 2028, through the anticipated initial clinical proof-of-concept readout from KOMODO-1.
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Research and Development (R&D) Expenses: R&D expenses were $9.8 million for the fourth quarter of 2025 and $44.8 million for the full year 2025, compared to $13.3 million and $55.3 million for the same periods of 2024.
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General and Administrative (G&A) Expenses: G&A expenses were $4.2 million for the fourth quarter of 2025 and $18.7 million for the full year 2025, compared to $5.0 million and $18.0 million for the same periods of 2024.
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Net Loss: Net loss totaled $12.9 million for the fourth quarter of 2025 and $58.2 million for the full year 2025, compared to $16.4 million and $65.4 million for the same periods of 2024.

About Boundless Bio

Boundless Bio is a clinical-stage oncology company dedicated to unlocking a new paradigm in cancer therapeutics that addresses the significant unmet need in patients with oncogene amplified tumors. Boundless Bio’s research focuses on extrachromosomal DNA (ecDNA), a root cause of oncogene amplification observed in 14% to 17% of cancer patients. Boundless Bio is developing BBI-940, a potentially first-in-class, oral, selective Kinesin degrader as an ecDNA-directed therapeutic candidate (ecDTx). Boundless Bio is headquartered in San Diego, CA.

For more information, visit www.boundlessbio.com and follow us on LinkedIn and X.

Forward-Looking Statements

Boundless Bio (the Company) cautions you that statements contained in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “would,” “target,” or “will” or the negative of these terms or other similar expressions. Forward-looking statements are based on the Company’s current beliefs and expectations and include but are not limited to statements regarding: the expected timing of an initial clinical proof-of-concept readout from the KOMODO-1 trial; the Company’s cash runway and the sufficiency thereof to fund operations through the anticipated initial clinical proof-of-concept readout from the KOMODO-1 trial; the potential safety and therapeutic benefits of BBI-940 and other ecDTx the Company may develop in treating patients with oncogene amplified cancers; the expected benefits of the Company’s portfolio prioritization, capital allocation, and revised operating plan; and the Company’s potential to deliver clinically-meaningful, high-impact ecDTx for cancer patients and create long-term value for stockholders. The Company’s actual results and performance may differ materially from those expressed or implied in any forward-looking statement due to substantial known and unknown risks and uncertainties, including, without limitation: potential delays in the enrollment, data readouts, or completion of clinical trials or in regulatory submissions and responses; the Company may use its capital resources sooner than it expects; the Company may be unable to obtain necessary additional funding when needed, on acceptable terms, or at all; the Company is early in its development efforts and its approach to discover and develop ecDTx to treat oncogene amplified cancers is novel and unproven; clinical and preclinical development of therapeutics involves a lengthy and expensive process with inherently uncertain timelines and outcomes; results from preclinical studies or early clinical trials not necessarily being predictive of future results; unexpected adverse side effects or inadequate efficacy of the Company’s ecDTx that may limit their development, regulatory approval, and/or commercialization; the Company’s ability to retain key personnel; the Company’s dependence on third parties in connection with clinical trials, preclinical studies, and manufacturing; the Company may expend its limited resources to pursue a particular ecDTx or combination therapy and fail to capitalize on ecDTx with greater development or commercial potential; the potential for the Company’s programs and prospects to be negatively impacted by developments relating to its competitors, including the results of studies or regulatory determinations relating to its competitors; regulatory and healthcare reform developments in the United States and foreign countries; disruptions in the FDA’s ability to perform routine activities or function in the normal course; the Company’s ability to obtain, maintain, defend, and enforce patent or other intellectual property protection for its ecDTx and technology; macroeconomic and geopolitical events and conditions, including international trade policies and tariffs; and other risks described in the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contacts:

James Lee, Boundless Bio, Inc.

jlee@boundlessbio.com

Renee Leck, THRUST Strategic Communications
renee@thrustsc.com

Media Contact:

Carly Scaduto

carly@thrustsc.com

BOUNDLESS BIO, INC.
Financial Information

Statements of Operations Data:	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2025	2024	2025	2024
Operating expenses:
Research and development	$9,817	$13,314	$44,845	$55,267
General and administrative	4,185	4,964	18,707	18,000
Total operating expenses	14,002	18,278	63,552	73,267
Loss from operations	(14,002)	(18,278)	(63,552)	(73,267)
Other income, net:
Interest income	1,117	1,915	5,357	7,892
Other income (expense), net	—	(85)	(2)	12
Total other income, net	1,117	1,830	5,355	7,904
Net loss	$(12,885)	$(16,448)	$(58,197)	$(65,363)
Net loss per share, basic and diluted	$(0.58)	$(0.74)	$(2.60)	$(3.85)
Weighted-average shares used in calculation	22,399	22,284	22,360	16,984

Balance Sheet Data:			December 31,	December 31,
(In thousands)			2025	2024
Cash, cash equivalents, and short-term investments			$107,581	$152,114
Total assets			$157,059	$206,409
Total liabilities			$58,405	$55,767
Accumulated deficit			$259,669	$201,472
Total stockholders' equity			$98,654	$150,642
Working capital (1)			$97,074	$146,255
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(1) We define working capital as current assets less current liabilities.